                                                                       EXHIBIT L


                           SHARE PURCHASE AGREEMENT

This Agreement is made as of the 15th day of March, 2000 between Boston Advisors, Inc. ("Boston Advisors"), and Boston Advisors Cash Reserves Fund (the "Fund"), a series of Boston Advisors Trust, a Massachusetts business trust (the "Trust"). The Trust is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

WHEREAS, the Fund wishes to sell to Boston Advisors and Boston Advisors wishes to purchase from the Fund $50,000 of Class 1 shares of beneficial interest of the Fund (50,000 shares) at a purchase price of $1.00 per share (collectively, the "Shares"); and

WHEREAS, Boston Advisors is purchasing the Shares to provide a portion of the initial capitalization of the Trust as required by the 1940 Act;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Simultaneously with the execution of this Agreement, Boston Advisors is delivering to the Trust funds in the amount of $50,000 in full payment for the Shares.

     2. Boston Advisors represents and warrants to the Trust that it is purchasing the Shares for investment; that it has no present intention of redeeming or reselling the Shares and that it is not acquiring the shares for the purpose of distribution.

     3. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his or her capacity as an officer of the Trust. The Fund's obligations under this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other series of the Trust or any Trustee, officer or shareholder of the Trust.

     4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute only one instrument.

     Executed as of the date first set forth above.

                         BOSTON ADVISORS, INC.

                              /s/ Michael J. Vogelzang
                              ------------------------
                         By:  Michael J. Vogelzang
                         Its: President

                         BOSTON ADVISORS TRUST
                         on behalf of Boston Advisors Cash Reserves Fund

                              /s/ Michael J. Vogelzang
                              ------------------------
                         By:  Michael J. Vogelzang
                         Its: President

                           SHARE PURCHASE AGREEMENT

This Agreement is made as of the 15th day of March, 2000 between Boston Advisors, Inc. ("Boston Advisors"), and Boston Advisors U.S. Government Money Market Fund (the "Fund"), a series of Boston Advisors Trust, a Massachusetts business trust (the "Trust"). The Trust is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

WHEREAS, the Fund wishes to sell to Boston Advisors and Boston Advisors wishes to purchase from the Fund $25,000 of Class 1 shares of beneficial interest of the Fund (25,000 shares) at a purchase price of $1.00 per share (collectively, the "Shares"); and

WHEREAS, Boston Advisors is purchasing the Shares to provide a portion of the initial capitalization of the Trust as required by the 1940 Act;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Simultaneously with the execution of this Agreement, Boston Advisors is delivering to the Trust funds in the amount of $25,000 in full payment for the Shares.

     2. Boston Advisors represents and warrants to the Trust that it is purchasing the Shares for investment; that it has no present intention of redeeming or reselling the Shares and that it is not acquiring the shares for the purpose of distribution.

     3. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his or her capacity as an officer of the Trust. The Fund's obligations under this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other series of the Trust or any Trustee, officer or shareholder of the Trust.

     4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute only one instrument.

     Executed as of the date first set forth above.

                         BOSTON ADVISORS, INC.

                              /s/ Michael J. Vogelzang
                              ------------------------
                         By:  Michael J. Vogelzang
                         Its: President

                         BOSTON ADVISORS TRUST
                         on behalf of Boston Advisors U.S. Government
                         Money Market Fund

                              /s/ Michael J. Vogelzang
                              ------------------------
                         By:  Michael J. Vogelzang
                         Its: President

                           SHARE PURCHASE AGREEMENT

This Agreement is made as of the 15th day of March, 2000 between Boston Advisors, Inc. ("Boston Advisors"), and Boston Advisors Tax Free Money Market Fund (the "Fund"), a series of Boston Advisors Trust, a Massachusetts business trust (the "Trust"). The Trust is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

WHEREAS, the Fund wishes to sell to Boston Advisors and Boston Advisors wishes to purchase from the Fund $25,000 of Class 1 shares of beneficial interest of the Fund (25,000 shares) at a purchase price of $1.00 per share (collectively, the "Shares"); and

WHEREAS, Boston Advisors is purchasing the Shares to provide a portion of the initial capitalization of the Trust as required by the 1940 Act;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Simultaneously with the execution of this Agreement, Boston Advisors is delivering to the Trust funds in the amount of $25,000 in full payment for the Shares.

     2. Boston Advisors represents and warrants to the Trust that it is purchasing the Shares for investment; that it has no present intention of redeeming or reselling the Shares and that it is not acquiring the shares for the purpose of distribution.

     3. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his or her capacity as an officer of the Trust. The Fund's obligations under this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other series of the Trust or any Trustee, officer or shareholder of the Trust.

     4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute only one instrument.

     Executed as of the date first set forth above.

                         BOSTON ADVISORS, INC.

                              /s/ Michael J. Vogelzang
                              ------------------------
                         By:  Michael J. Vogelzang
                         Its: President

                         BOSTON ADVISORS TRUST
                         on behalf of Boston Advisors Tax Free
                         Money Market Fund

                              /s/ Michael J. Vogelzang
                              ------------------------
                         By:  Michael J. Vogelzang
                         Its: President

                                      -3-